EXHIBIT 10.17

                               SUBLEASE AGREEMENT

                           1114 Avenue of the Americas

                               New York, New York

         THIS SUBLEASE AGREEMENT, (the "Sublease") is entered into as of the 15th day of June, 2002, by and between THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, ("Sublandlord") and The Ashton Technology Group, Inc., a Delaware corporation ("Subtenant").

                               W I T N E S S E T H

         WHEREAS, Sublandlord, as tenant, entered into that certain Office Lease Agreement between 1114 Trizechahn-Swig, L.L.C. (the "Prime Landlord") and Sublandlord dated December 22,1997, as amended, (the "Prime Lease") for certain space (the "Premises") consisting of a total of approximately 54,842 rentable square feet on the twenty-second (22nd) and twenty-third (23rd) floors of the building located at 1114 Avenue of the Americas, New York, New York (the "Building"), and

         WHEREAS, Subtenant desires to sublease a portion of the Premises from Sublandlord.

         NOW, THEREFORE, for Ten ($10) Dollars and in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, Sublandlord and Subtenant stipulate, covenant and agree as follows:

         1. SUBLEASE PREMISES. Sublandlord does hereby sublease to Subtenant a portion of the Premises consisting of approximately 6,000 square feet of rentable area on the 22nd floor (the "Sublease Premises") as outlined with diagonal lines on the floor plan, attached hereto and incorporated herein by reference as Exhibit B.

         2. TERM. The term of this Sublease (the "Term") shall be for a period of three years commencing on or about June 15, 2002 or the date that Prime Landlord provides written approval of this Sublease, whichever occurs later, ("Commencement Date") and expiring on approximately June 30, 2005, the third anniversary of this date (the "Expiration") unless renewed, terminated or cancelled earlier as permitted to this Sublease, the Prime lease or by operation of law.

         3. CANCELLATION RIGHT: Both parties have the right to cancel this Sublease as of the second (2nd) year anniversary from the Commencement Date and at anytime thereafter with 6 months prior written notice to the other party. In the event Subtenant exercises their option to cancel this Sublease, they shall pay Sublandlord a penalty equal to the unamortized portion of the brokerage commissions.


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         4.    USE. The Sublease Premises shall be used for general office use and no other use. Under no circumstances shall the Sublease Premises be used for the sale of life, disability or long term care insurance, annuities, and/or other products provided by The Northwestern Mutual Life Insurance Company.

         5.    BASE RENT AND ADDITIONAL RENT.

               (a) Subtenant shall pay Sublandlord rent based on the following schedule (the "Base Rent"): Year one base rent will commence two (2) months (Free Rent) following the Commencement Date.

         Year 1 - $33.00 per Rentable Square Foot or $165,000* per year; $16,500.00 monthly Year 2 - $34.00 per Rentable Square Foot or $204,000 per year; $17,000.00 monthly Year 3 - $37.00 per Rentable Square Foot or $222,000 per year; $18,500.00 monthly * as a result of free rent

               (b) Subtenant shall pay as additional rent (the "Additional Rent") beginning on the one year anniversary of the Commencement Date any Additional Expenses (as such term is defined in Section 4.4.2 of the Prime Lease) in excess of such items paid by Sublandlord to the Prime Landlord for 2001 which are due under Articles 4.2 and 4.4, respectively, of the Prime Lease. ("Base Year").

                    Subtenant's prorata share is 10.9% which is the ratio that 6,000 square feet of rentable area of the Sublease Premises bears to 54,842 rentable square feet in the Premises.

               (c) During the Term, Subtenant shall pay a charge for electricity furnished to the Sublease Premises in an amount of Three dollars ($3.00) per rentable square foot annually.

               (d) If the Commencement Date is not on the first (1st) day of a calendar month or if the expiration is not on the last day of a calendar month, the monthly installment of Base Rent and Additional Rent payable for such month in which such date occurs shall be prorated accordingly.

               (e) Subtenant will also be responsible for costs for any services requested through the Prime Landlord (the invoicing of these services may flow through the Sublandlord).



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


         6.    SECURITY DEPOSIT.

               (a) Subtenant will deliver to Sublandlord $40,000 on the full execution and delivery of this Sublease as security for the full and faithful performance of the terms, covenants, and conditions of this Sublease to be performed or observed by Subtenant, including, but not limited, to payment of Base Rent and Additional Rent or for any other reasonable sum that Sublandlord may expend by reason of Subtenant's default, including any damages or deficiency in reletting the Sublease Premises, in whole or in part, whether such damages accrue before or after summary proceedings or other reentry by Sublandlord. If Subtenant fully and faithfully complies with all the terms, covenants, and conditions of this Sublease to be performed or observed by Subtenant during the Term, cash deposit or any unapplied balance of it will be released to Subtenant upon surrender of possession of the Sublease Premises to Sublandlord. An interest rate of
                    (two) percent (2 %) per annum will be paid on the Security Deposit that will be held by Sublandlord. Should a portion of the Security Deposit be required to cure any default as described above, then the interest will be calculated on the lowest balance.


         7.    INCORPORATION OF PRIME LEASE.

               (a) This Sublease is subject and subordinate to all of the terms of the Prime Lease, and to all matters to which the Prime Lease is or shall be subordinate, with the same force and effect as if fully set forth herein at length, excepting only as otherwise specifically provided herein. Except for the obligation to pay Base Rent and Additional Rent all of the terms with which Sublandlord is bound to comply under the Prime Lease shall, to the extent only that they apply to the Sublease Premises and except to the extent they are inapplicable or inconsistent with the same or as otherwise provided herein, be binding upon Subtenant, and all of the obligations of Prime Landlord set forth in the Prime Lease shall, to the extent that they apply to the Sublease Premises, inure to Subtenant's benefit. It is the intention of the parties that, except as otherwise provided in this Sublease, the relationship between Sublandlord and Subtenant shall be governed by the language of the various articles of the Prime Lease as if they were typed out in this Sublease in full, and the words "Landlord", "Tenant", "Premises" and "Lease" as used in the Prime Lease, shall read, respectively, "Sublandlord", "Subtenant", "Sublease Premises" and "Sublease".

               (b) For the purposes of this Sublease, only the following provisions of the Prime Lease do not apply:(i) Delete in their entirety items (d), (e), (g), (h), (i), (j), (k), (l),
                    (m), (n) and (s) of Section 1.1, titled "Basic Lease Definitions"; items (a), (m) and (o) of Section 1.3, titled "Additional Definitions"; Sections 3.1, 3.2 and 3.3 of
                    Article 3, titled "Term"; Sections 4.1, 4.4, and 4.5 of
                    Article 4, titled "Rent"; Section 16.10, titled" "Initial


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                    Subleasing"; and Article 28, titled "Renewal Option". With respect to the Sublease Premises, Subtenant shall be entitled to the same rights from the Prime Landlord as the Sublandlord is entitled as the tenant under the Prime Lease.

               (c) Subtenant is not and will not be entitled toward any Rent Abatement or Tenant Improvement Allowance outlined in the Prime Lease or anywhere else, except as otherwise provided herein.

         8.    QUIET ENJOYMENT.

               (a) Sublandlord covenants and agrees with Subtenant that upon Subtenant paying Base Rent and Additional Rent reserved in this Sublease and observing and performing all of the other obligations, terms, covenants and conditions of this Sublease on Subtenant's part to be observed and performed, Sublandlord shall not disturb or terminate Subtenant's leasehold estate hereunder and Subtenant may peaceably and quietly enjoy the Sublease Premises during the Term; provided, however, that this Sublease shall automatically terminate upon termination of the Prime Lease and Subtenant shall have no claim against Sublandlord unless such termination was caused by the default of Sublandlord in the performance of its obligations under the Prime Lease.

               (b) Subtenant covenants and agrees that Subtenant shall not do or suffer or permit anything to be done which would constitute a default, beyond any applicable cure or notice period, under the Prime Lease or would cause the Prime Lease to be canceled, terminated or forfeited by virtue of any rights of cancellation, termination, or forfeiture reserved or vested in Prime Landlord under the Prime Lease, and that Subtenant will indemnify and hold harmless Sublandlord from and defend Sublandlord against all claims, liabilities, losses and damages of any kind whatsoever (excepting special and consequential damages) that Sublandlord may incur by reason of, resulting from or arising out of any such cancellation, termination or forfeiture.

               (c) Sublandlord covenants that it shall not voluntarily surrender or terminate the Prime Lease except as set forth in Paragraph 3, hereof. The foregoing is not intended to limit Sublandlord's ability to terminate the Prime Lease in the event of a casualty or condemnation, Premises other than the Sublease Premises, or Sublandlord's election not to exercise its option to renew the Prime Lease as provided therein.

               (d) Sublandlord shall duly pay each installment of the Rent and Additional Rent under the terms of the Prime Lease and will duly observe and perform every term and condition of the Prime Lease to the extent that such term



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

                    and conditions not provided in this Sublease to be observed or performed by Subtenant.

         9.    NOTICES.

               (a) Any notice, demand or request under this Sublease shall be in writing and shall be considered properly delivered when addressed as hereinafter provided and delivered by overnight courier (signature of receipt required), certified mail (return receipt requested) which is deposited in the United States general or branch post office, or delivered by private express mail service (signature of receipt required); or via facsimile. Any notice, demand or request by Sublandlord to Subtenant shall be addressed to Subtenant at:

                    The Ashton Technology Group Inc.
                    The Grace Building
                    1114 Avenue of the Americas 22nd Floor
                    New York, New York 10036
                    Attention: Mr. James Pak, Chief Financial Officer

                    With Copy to:

                    Cole, Schotz, Meisel, Foreman and Leonaerd, P.A. 25 Main Street
                    Hackensack, NJ  07601
                    Attn: Stanley Stern, Esq.

                    TrizecHahn Office Properties
                    1114 Avenue of the Americas, 31st Floor
                    New York, NY 10036

                    Until otherwise directed in writing by Subtenant. Any notice, demand or request by Subtenant to Sublandlord shall be addressed to Sublandlord at:

                    The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue

                    Milwaukee, WI  53202
                    Attn: Field Financial Services Department - Gabriel

                    Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent.

               (b) Sublandlord shall promptly notify the Prime Landlord to add Subtenant and its attorney (as set forth herein) as additional parties who are entitled



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


                    to receive copies of all notices under the Prime Lease. Sublandlord shall cooperate with Subtenant in all respects in connection with Subtenant's exercise of its rights hereunder including, without limitation, using reasonable efforts to obtain all necessary consents required of the Prime Landlord pursuant to the Prime Lease.

         10. ASSIGNMENT OR SUBLEASE BY SUBTENANT. Subject to the Prime Landlord's approval, Subtenant acknowledges and agrees that Subtenant may not assign or sublet the Sublease Premises without Sublandlord's consent.

         11. ASSIGNMENT BY SUBLANDLORD. Subtenant acknowledges and agrees that Sublandlord may assign all of Sublandlord's rights, title and interest in and to the Prime Lease and this Sublease to any person or entity permitted pursuant to the Prime Lease provided such assignee shall assume the rights and liabilities of Sublandlord and perform all its obligations under the Prime Lease and this Sublease. Upon such assignment, Subtenant agrees to attorn to the such assignee as its Sublandlord and Subtenant shall continue to be bound under all of the terms, covenants and conditions of this Sublease for the balance of the Term hereof.

         12. PRIME LANDLORD'S RESPONSIBILITIES. Subtenant recognizes that Sublandlord is not in a position to furnish the services set forth in the Prime Lease, obtain an agreement of non-disturbance, or to perform certain other obligations which are not within the control of Sublandlord, such as, without limitation, maintenance, repairs and replacements to the Premises and Sublease Premises, compliance with laws, and restoration of the Sublease Premises and building after casualty or condemnation. Notwithstanding anything to the contrary contained in this Sublease, Sublandlord and Subtenant agree that Subtenant shall look solely to Prime Landlord to furnish all such services and to perform all such obligations which by Prime Landlord is obligated under the Prime Lease to furnish and perform. Sublandlord shall not be liable to Subtenant or be deemed in default hereunder for failure of Prime Landlord to furnish or perform the same

         13. CASUALTY AND CONDEMNATION. Subtenant's rights and obligations under Article 13, titled "Damage or Destruction" and Article 15, titled "Condemnation", of the Prime Lease shall be that if by operation of either of these two Articles the Prime Lease is not terminated and continues in full force and effect, this Sublease shall not be terminated but shall also continue in full force and effect, except that until the Sublease Premises are restored in accordance with these two Articles as the case may be there shall be a proportionate abatement of Base Rent and Additional Rent payable hereunder either to the extent of damage to the Sublease Premises as determined by Prime Landlord, Sublandlord and Subtenant; provided, however, that such abatement shall in no event exceed the abatement granted to Sublandlord under the Prime Lease for the Sublease Premises and, provided further, that no


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


               compensation or claim or reduction will be allowed or paid by Sublandlord by reason of inconvenience, annoyance or injury to Subtenant's business arising from the necessity of effecting repairs to the Sublease Premises or any portion of the Premises, whether such repairs are required by operation of these two Articles or any other provision of the Prime Lease, except to the extent that Sublandlord receives compensation or claim from the Prime Landlord, in which event Subtenant shall be entitled to a pro-rata share of such compensation, claim and/or reduction to the extent that the Sublease Premises are affected by any casualty or condemnation. .

         14. BINDING AND ENTIRE AGREEMENT. This Sublease shall be binding on Subtenant and Sublandlord and their respective heirs and executors, and on the respective legal representatives, successors and permitted assigns of the parties. This Sublease contains the entire agreement of the parties with respect to the subject matter herein and may not be modified except by instrument in writing which is signed by both parties.

         15. CONSENT OF PRIME LANDLORD. Anything hereinabove to the contrary notwithstanding, it is understood and agreed that this Sublease shall not become effective unless and until Sublandlord has obtained and delivered to Subtenant the written consent of Prime Landlord to the subletting herein on or before June 15, 2002, failing which either party may at its option, by giving the other notice on or before June 30, 2002, elect to terminate this Sublease. If this Sublease is terminated as aforesaid, neither party hereto shall have any further claim against the other hereunder and all monies paid by Subtenant to Sublandlord shall be promptly returned.

         16. SUBLANDLORD WORK CONTRIBUTION. It is understood that the Subtenant accepts the Premises in an "as is" condition. Sublandlord will paint the space where necessary. It is further understood any and all other costs associated with occupying the Sublease Premises will be the Subtenant's responsibility. Any work must be completed according to the terms of the Prime Lease.

         17. FURNITURE. For the Term , providing Subtenant is not in default, after notice and the expiration of any applicable cure period, Subtenant will have use of the workstations contained in the Subleased Premises ("Furniture") at no charge. The title of the Furniture shall remain with the Sublandlord or an affiliate general agent. Subtenant will be responsible for all and any repairs or maintenance of the Furniture and shall return the Furniture in working order, normal wear and tear excepted, at the end of the Term. In the event that any local property taxes are assessed on the Furniture during the Term, Subtenant shall be solely responsible for the payment of any such taxes assessed on the Furniture.

         17. HOLDING OVER. Subtenant shall have no right to remain in possession of all or any part of the Sublease Premises after the expiration of the Term. If Subtenant



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

               remains in possession of all or any part of the Sublease Premises after the expiration of the Term, : (a) such tenancy shall be deemed to be a periodic tenancy from month-to-month only; (b) such tenancy shall not constitute a renewal or extension of this Sublease for any further term; and (c) such tenancy may be terminated by Sublandlord upon the earlier of 30 days' prior written notice or the earliest date permitted by law. In the event Subtenant remains in possession after the expiration of the Term, monthly installments of Base Rent shall be increased to an amount equal to two hundred percent (200%) of the monthly installments of Base Rent as charged at that given time by the Prime Landlord for the occupied space defined in the Prime Lease or any amendments, and any other sums and Additional Rent due under this Sublease shall be payable in the amount and at the times specified in this Sublease. Such month-to-month tenancy shall be subject to every other term, condition, and covenant contained in this Sublease.


         18. INSURANCE. During the Term, Subtenant shall provide Sublandlord with satisfactory evidence of insurance for the Subleased Premises in accordance with the terms of Section 12 of the Prime Lease.

         19. REPRESENTATIONS AND WARRANTIES. Sublandlord warrants and represents the following subparagraphs

               (a) it is holder of the entire interest of the tenant under the Prime Lease

               (b) the Prime Lease and any and all amendments and modifications thereto have been delivered to Subtenant and the same have not been further modified or amended;

               (c) the Prime Lease is in full force and effect and there are no defaults or events with the giving of notice or the passage of time which would constitute defaults by the Prime Landlord or Sublandlord under the Prime Lease;

               (d) Sublandlord has not received notice from any governmental authority regarding non-compliance with applicable laws relating to the Sublease Premises;

               (e) Sublandlord has received no notice of any violation, action, suit, claim or proceeding threatened against or affecting the Sublease Premises

               (f) Sublandlord has not sold, assigned, transferred, mortgaged or pledged its interest as tenant under the Prime Lease; and



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


               (g) The execution and delivery of this Sublease has been duly authorized by Sublandlord and the persons(s) execution this Sublease on behalf of the Sublandlord have been duly authorized to do so.

         20. BROKER. Sublandlord and Subtenant warrant and represent that neither has had any dealings or communications with any broker or agent in connection with the consummation of this Sublease other than CB Richard Ellis, Inc. ("Brokers"). Sublandlord and Subtenant agree to defend, hold harmless and indemnify each other from and against any and all cost, expenses (including reasonable attorney's fees) or liability for any compensation, commission or charge claimed by any other broker or agent other than Brokers with respect to this Sublease or the negotiation thereof. Sublandlord agrees to pay the Brokers pursuant to a separate agreement between Sublandlord and Brokers.

         21. MODIFICATIONS TO PRIME LEASE. Sublandlord covenants and agrees that it will not enter into any amendment, modification or other agreement with respect to the Prime Lease which relates to the Sublease Premises which would reduce the Subtenant's rights or increases Subtenant's obligations under this Sublease.

         22. SUBLANDLORD'S CERTIFICATE. At any time, and from time to time, within ten (10) days after written request from Subtenant, Sublandlord shall execute, acknowledge and deliver to Subtenant (or to any other party designated by Subtenant) a written statement certifying: (a) that this Sublease has not been modified and is in full force and effect, as modified, and stating such modification(s); (b) the dates to which the rent and additional rent and other charges hereunder have been paid; (c) whether any default or event with which the giving of notice or the passage of time would constitute a default exists under this Sublease, and if so, specifying such default; and (d) any other reasonable information requested by Subtenant.

         23. CONSENT. Whenever in this Sublease (or the Prime Lease) Subtenant may be required to first obtain the consent or approval of the Prime Landlord prior to obtaining Sublandlord's consent or approval, Sublandlord agrees that it shall use reasonable efforts to assist Subtenant in obtaining the same.


         24. GOVERNING LAW. The Sublease shall be governed by and construed in accordance with the laws of the State of New York.

         25. SIGNAGE. Sublandlord will provide to Subtenant a pro rata share (based upon the square footage) of the directory signage rights given to Sublandlord under the Prime Lease. Subtenant will need to arrange, at their cost, any building directory services directly with Prime Landlord without limiting Sublandlord's remaining building directory rights. With Sublandlord and Prime Landlord's written approval, Subtenant shall be permitted to install signage on approved areas of the


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               hallway leading to the Sublease Premises and on entrance doors.
               All signage must adhere to any local building codes.

         26. COUNTERPARTS. This Sublease may be executed in one or more counterparts, each of which shall be deemed as original and all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, duly authorized representatives of the parties hereto have executed this Sublease as of the day and year first above written.

SUBLANDLORD:               THE NORTHWESTERN MUTUAL LIFE
                           INSURANCE COMPANY,
                           a Wisconsin corporation

                           By:/s/Christina H. Fiasca
                              -------------------------------------
                           Name: Christina H. Fiasca
                           Title: Vice President

SUBTENANT:                 The Ashton Technology Group Inc.

                           By:/s/James S. Pak
                              -------------------------------------
                           Name: James S. Pak
                           Title:  Chief Financial Officer



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


                                 SUBLEASE RIDER

A.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF SUBLANDLORD:
     ---------------------------------------------------------
B.

     Sublandlord represents and warrants to Subtenant, and covenants as follows:

(i) Sublandlord has not given or received any notice of any default under the Prime Lease, which default remains uncured, and, to the best of its knowledge, no event has occurred or failed to occur which with the passage of time and/or the giving of notice would ripen into such a default;

(i) Sublandlord has not received written notice of any violation of any applicable laws or insurance requirements (including, without limitation, environmental laws), and, to the best of Sublandlord's actual knowledge, the Sublease Premises and the Building comply with all such laws and requirements;

(i) Sublandlord shall pay all rent and perform all of the obligations required to be performed by Sublandlord under the Prime Lease (and not assumed by Subtenant under this Sublease), and not to do or suffer or permit anything to be done which would result in a default under, or cause the Prime Lease to be terminated or forfeited;

(i) Sublandlord shall not, without Subtenant's consent, which consent shall not be unreasonably withheld or delayed, except as expressly provided hereunder, (1) cancel, surrender or terminate the Prime Lease, or (2) amend or modify the Prime Lease, the result of which would materially or adversely affect Subtenant's rights or obligations hereunder or the Sublease Premises, and any such cancellation, surrender, termination (except as expressly provided hereunder), amendment or modification of the Prime Lease made without Subtenant's consent shall not be binding on Subtenant to the extent the same materially decreases the rights or materially increases the obligations of Subtenant with respect to the Sublease Premises or this Sublease;

(i) there is no pending and, to the best of Sublandlord's actual knowledge, threatened litigation affecting Sublandlord's interest in the Prime Lease or the Sublease Premises;

(i) there is no litigation pending between Sublandlord and Prime Landlord;



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(i) Sublandlord has all of the requisite corporate power and authority to execute, deliver and perform its obligations under this Sublease and the Prime Lease, and the person executing and delivering this Sublease on behalf of Sublandlord has the requisite authority to perform such acts on behalf of Sublandlord;

(i) Sublandlord shall, promptly following receipt thereof, deliver to Subtenant a copy of any notice received by it from Prime Landlord which would have any adverse effect upon the Sublease Premises or this Sublease;

(i) Sublandlord agrees that, with respect to any non-disturbance agreement it has or may hereafter enter into with respect to the Prime Lease, it will enforce for the benefit of the Sublease Premises and Subtenant, the terms of any such non-disturbance agreement that it has the right to enforce;

(i) there are no defaults under the Prime Lease by Prime Landlord of which Sublandlord has actual notice or knowledge;

(i) except as expressly provided herein, Sublandlord has obtained all necessary consents and approvals to enter into this Sublease;

(i) Sublandlord has no actual knowledge of any pending or threatened condemnation against the Building or the Sublease Premises;

(i) in the event Subtenant is obligated (whether pursuant to this Sublease, by law or otherwise) to pay or reimburse Sublandlord for counsel or attorneys' fees, costs, disbursements, fees, expenditures, charges or expenses, it shall be deemed that Subtenant shall only be obligated to pay or reimburse Sublandlord for Sublandlord's reasonable counsel or attorneys' fees, and reasonable costs, disbursements, fees, expenditures, charges or expenses;

(i) Sublandlord shall use reasonable efforts to minimize interference with Subtenant's business in connection with any entry in and to the Sublease Premises, or in connection with any inspection or showing thereof, by Sublandlord, pursuant to the terms, covenants, conditions, provisions and agreements of this Sublease;

(i) to the extent not prohibited in the Prime Lease, Subtenant shall be permitted to have access to the Sublease Premises on a twenty-four (24) hour, seven (7) day per week basis; provided, however, that Subtenant shall be solely responsible for any additional charges associated with any such access to the Sublease Premises outside of


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

the Building's standard hours of operation as such hours of operation are set forth in the Prime Lease;

(i) Sublandlord agrees to use reasonable efforts to re-let the Sublease Premises and to mitigate its damages in the event of a default by Subtenant hereunder;

(i) in the event Sublandlord does not consent or give its approval, Sublandlord shall specify the reason(s) therefor to Subtenant in writing;

(i) Subtenant may make cosmetic/decorative changes in and to the Sublease Premises, without Sublandlord's prior written consent, provided the cost of any such cosmetic/decorative changes does not exceed $1,000.00 and, with respect to all other cosmetic/decorative changes, subject to the Prime Lease, Sublandlord shall not unreasonably withhold, condition or delay its consent;

(i) all demands made by Sublandlord for payment of additional rent by Subtenant hereunder, shall be accompanied by appropriate supporting documentation including, but not limited to, invoices and/or other billing statements rendered by Sublandlord;

(i) the Sublease Premises are free from all occupancies or tenancies whatsoever;

(i) to the best of Sublandlord's actual knowledge, the Sublease Premises and the Building contain no asbestos, urea formaldehyde, chlorofluorocarbons or other toxic or hazardous substances or wastes; and


A. ATTORNEYS' FEES:
   ----------------
B.

     If either party institutes any action or proceeding against the other for the violation of any of the terms, covenants, conditions, provisions or agreements of this Sublease, and if either party shall be successful in such action or proceeding, then the unsuccessful party shall be obligated to pay or reimburse the successful party for reasonable attorneys' fees incurred in connection with the institution and prosecution of such action or proceeding.

A.   ASSIGNMENT/SUBLETTING:
     ----------------------
B.

     Subject to Prime Landlord's consent, if applicable, and subject to any actual out-of-pocket reasonable costs that may be incurred by Sublandlord in connection with same, Subtenant may assign this Sublease or sublet all or any part of the Sublease Premises, without the prior written consent of Sublandlord, to:



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(i) any parent, subsidiary or affiliate of Subtenant; or
(ii) any entity resulting from a merger or consolidation with Subtenant; or
(iii) any entity succeeding to the business and assets or stock of Subtenant.

B.   DELIVERY OF SUBLEASE PREMISES:
     ------------------------------
C.

     Sublandlord agrees to deliver the Sublease Premises to Subtenant on the commencement date of this Sublease, in vacant and "broom-clean" condition, free of all tenancies and occupancies whatsoever. If for any reason Sublandlord is unable to give Subtenant possession of the Sublease Premises by June 15, 2002, and in the condition as aforesaid, Subtenant may terminate this Sublease upon three (3) business days written notice to Sublandlord, and if Subtenant so elects to terminate this Sublease as aforesaid, all sums paid by Subtenant hereunder shall be returned to Subtenant forthwith.

A.   ENFORCEMENT OF PRIME LEASE:
     ---------------------------
B.

     If Prime Landlord shall default in any of its obligations to Sublandlord with respect to the Sublease Premises, Sublandlord shall use its best efforts to enforce its rights against Prime Landlord, and Subtenant shall be entitled to participate with Sublandlord in the enforcement of Sublandlord's rights against Prime Landlord. If, after written requests from Subtenant, Sublandlord shall fail or refuse within ten (10) days thereafter to take appropriate action for the enforcement of Sublandlord's rights against Prime Landlord with respect to the Sublease Premises, Subtenant shall have the right to take such action in its own name, and for that purpose and only to such extent, all of the rights of Sublandlord under the Prime Lease with respect to the Sublease Premises are hereby conferred upon and assigned to Subtenant. Sublandlord agrees to cooperate with Subtenant in connection with the enforcement by Subtenant of such rights. In the event that any such action against Prime Landlord can only be taken in Sublandlord's name by reason of lack of privity, non-assignability or otherwise, Sublandlord shall permit Subtenant to take such action against Prime Landlord in Sublandlord's own name, at the sole cost and expense of Subtenant (including all attorneys' fees and disbursements), and Sublandlord shall execute all documents reasonably required in connection therewith.

A.   MISCELLANEOUS:
     --------------
B.

(i) Subtenant shall not be deemed to be making any representations and warranties which were made by Sublandlord as tenant under the Prime Lease.
(ii)
(iii) Subtenant shall be permitted to directly contact Prime Landlord with respect to the maintenance and repair of the Sublease Premises, and the providing of services and utilities therein (e.g., "after-hours").


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